UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant
Filed by a party other than the Registrant
Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

ESS TECH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
(855) 423-9920
_____, 2024
Dear Fellow Stockholders:
We are pleased to invite you to attend the special meeting of stockholders of ESS Tech, Inc. (“ESS”), to be held on August 23, 2024 at 8:00 a.m., Pacific time. The special meeting will be conducted virtually via live audio webcast. You will be able to attend the special meeting virtually by visiting www.virtualshareholdermeeting.com/GWH2024SM, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the special meeting.
Your vote is important. Whether or not you attend the virtual special meeting, it is important that your shares be represented and voted at the special meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our board of directors, we would like to express our appreciation for your continued support of and interest in ESS.
Sincerely,
Harry F. Quarls
Chairman of the Board
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26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date	8:00 a.m., Pacific time, on Friday, August 23, 2024.
Place
The special meeting will be conducted virtually via live audio webcast. You will be able to attend the special meeting virtually by visiting www.virtualshareholdermeeting.com/GWH2024SM, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
To authorize and approve proposed amendments to our certificate of incorporation to effect, at the discretion of the board of directors, a reverse stock split of all of the shares of our common stock that are issued and outstanding or held in treasury at a ratio of 1-for-8, 1-for-10, 1-for-12, 1-for-15, 1-for-20 or 1-for-25 and reduce the authorized number of shares of our common stock from 2,000,000,000 to 1,000,000,000.

1.To transact other business that may properly come before the special meeting, including any adjournments, postponements, or continuations thereof.
Notwithstanding approval of the reverse stock split proposal by our stockholders, the board of directors reserves the right to elect not to proceed with implementing the reverse stock split proposal at any time prior to the date on which the amendment to our certificate of incorporation becomes effective pursuant to the Delaware General Corporation Law, if the board of directors determines, in its sole discretion, the reverse stock split proposal is no longer in the best interests of the Company or its stockholders.

Record Date	July 25, 2024 Only stockholders of record as of July 25, 2024 are entitled to notice of and to vote at the special meeting.
Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of special meeting and form of proxy, is first being sent or given on or about _____, 2024 to all stockholders entitled to vote at the special meeting.
The proxy materials will also be accessible on or about _____, 2024 at https://investors.essinc.com.

Voting	Your vote is important. Whether or not you plan to attend the special meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the board of directors,

Kelly F. Goodman
Corporate Secretary and Vice President of Legal
Wilsonville, Oregon
_____, 2024
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-iii-

ESS TECH, INC.
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
To be held at 8:00 a.m., Pacific time, on Friday, August 23, 2024
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the special meeting of stockholders of ESS Tech, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The special meeting will be held on Friday, August 23, 2024 at 8:00 a.m., Pacific time. The special meeting will be conducted virtually via live audio webcast. You will be able to attend the special meeting virtually by visiting www.virtualshareholdermeeting.com/GWH2024SM, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of special meeting, and form of proxy is expected to first be sent or given on or about _____, 2024 to all stockholders of record as of July 25, 2024. The proxy materials can also be accessed on or about _____, 2024 at https://investors.essinc.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials are set forth in the Notice of Internet Availability.
What proposals will be voted on at the special meeting?
The following proposal will be voted on at the special meeting:
•the authorization and approval of proposed amendments to our certificate of incorporation to effect, at the discretion of the board of directors, a reverse stock split of all of the shares of our common stock that are issued and outstanding or held in treasury at a ratio of 1-for-8, 1-for-10, 1-for-12, 1-for-15, 1-for-20 or 1-for-25 and reduce the total number of authorized shares of common stock from 2,000,000,000 to 1,000,000,000 (the “Reverse Stock Split Proposal”).
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the special meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the approval of the Reverse Stock Split Proposal.
Who is entitled to vote at the special meeting?
Holders of our common stock as of July 25, 2024, the record date for the special meeting, may vote at the special meeting. As of the record date, there were 176,822,039 shares of our common stock outstanding. Each share of common stock outstanding as of the record date is entitled to one vote on each matter properly brought before the special meeting.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Inc., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the special meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the special meeting?
A list of registered stockholders entitled to vote at the special meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date between the hours of 9:00 a.m. and 4:30 p.m., Pacific time, at our principal place of business located at 26440 SW Parkway Ave., Bldg. 83, Wilsonville, Oregon 97070.
How many votes are needed for approval of each proposal?
•Proposal No. 1: The approval of the Reverse Stock Split Proposal requires that the votes cast for the Reverse Stock Split Proposal exceed the votes cast against the Reverse Stock Split Proposal. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Broker non-votes and abstentions have no effect on the outcome of the proposal. However, because this proposal is considered a routine proposal, we do not expect any broker non-votes with respect to this proposal.
What is the quorum requirement for the special meeting?
A quorum is the minimum number of shares required to be present or represented at the special meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the special meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting or the stockholders entitled to vote at the meeting, present in person or represented by proxy, may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on August 22, 2024 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on August 22, 2024 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the special meeting; or
•by attending the special meeting virtually by visiting www.virtualshareholdermeeting.com/GWH2024SM, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the special meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the special meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the Reverse Stock Split Proposal.
In addition, if any other matters are properly brought before the special meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the Reverse Stock Split Proposal.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the special meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the special meeting;
•delivering a written notice of revocation to our corporate secretary at ESS Tech, Inc., 26440 SW Parkway Ave., Bldg. 83, Wilsonville, Oregon 97070, Attention: Corporate Secretary, which must be received prior to the special meeting; or
•attending and voting at the special meeting (although attendance at the special meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the special meeting?
We will be hosting the special meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the special meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/GWH2024SM. To attend and participate in the special meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The special meeting live audio webcast will begin promptly at 8:00 a.m., Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7 a.m., Pacific time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the special meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the special meeting.
How can I get help if I have trouble checking in or listening to the special meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Eric Dresselhuys, our Chief Executive Officer, and Anthony Rabb, our Chief Financial Officer, with full power of substitution and re-substitution, have been designated as proxy holders for the special meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the special meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposal as described above. If any other matters are properly brought before the special meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the special meeting is postponed, adjourned or otherwise continued, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
How can I contact ESS’ transfer agent?
You may contact our transfer agent, Computershare Inc., by telephone at 1-800-736-3001 (U.S.) or 1-781-575-3100 (non-U.S.), or by writing Computershare Inc., at 150 Royall Street, Canton, MA 02021, C/O Shareholder Services. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://www-us.computershare.com/Investor/#Home.
How are proxies solicited for the special meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the special meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the special meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet free of charge, how to vote on the proposals, how to request printed copies of the proxy materials, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our special meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of any Notice of Internet Availability or proxy statement, as applicable, you may contact us as follows:
ESS Tech, Inc.
Attention: Investor Relations
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
Tel: (855) 423-9920
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
The board of directors knows of no matters to come before the special meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. None of our directors, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year, or their associates, has any interest, direct or indirect, by security holdings or otherwise, in the matter to be acted upon at the special meeting as described in this Proxy Statement that is not shared by all of our other stockholders.

PROPOSAL NO. 1:
AUTHORIZATION AND APPROVAL OF PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE SHARES OF OUR COMMON STOCK THAT ARE ISSUED AND OUTSTANDING OR HELD IN TREASURY AND REDUCE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
Overview
On March 6, 2024, we received a written notice (the “Notice”) from the New York Stock Exchange (“NYSE”) indicating that the Company did not satisfy the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual (the “Listing Rule”), as the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period.
Pursuant to the Listing Rule, the Company has six months following the Notice to regain compliance with the Listing Rule, during which time the Company’s common stock will continue to be listed on the NYSE.
Though we continue to monitor the closing bid price for our common stock and to assess potential actions to regain compliance with the Listing Rule, the board of directors has determined that it would be advisable and in our best interests and in the best interests of our stockholders to pursue a reverse stock split of all shares of our common stock issued and outstanding or held in treasury to provide the board of directors with authority to effect a reverse stock split to maintain our listing on the NYSE.
On July 12, 2024, the board of directors voted unanimously to approve, adopt and declare advisable, and to recommend to our stockholders that they approve at this special meeting, six possible amendments of our certificate of incorporation (the “Certificate”) to effect a reverse stock split of our common stock issued and outstanding or held in treasury at a ratio of 1-for-8, 1-for-10, 1-for-12, 1-for-15, 1-for-20 or 1-for-25 (the “Reverse Stock Split”) and, in the case of each such amendment, contemporaneously with the Reverse Stock Split, a reduction to the number of shares of authorized common stock from 2,000,000,000 to 1,000,000,000 (the “Authorized Share Reduction”).
If approved by our stockholders at the special meeting, at the discretion of the board of directors and as further described below, the Company would effect the Reverse Stock Split and the Authorized Share Reduction by causing the filing of one of six possible amendments to the Certificate, a copy of which is attached as Annex A to this proxy statement (each, a “Reverse Stock Split Amendment” and collectively, the “Reverse Stock Split Amendments”), with the Delaware Secretary of State.
As described below, the board of directors, in its discretion, may also determine not to effect the Reverse Stock Split and the Authorized Share Reduction. The Company will not effect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa. If the board of directors, in its discretion, determines not to effect the Reverse Stock Split and Authorized Share Reduction prior to the one year anniversary of the date of this special meeting (the “Anniversary Date”), the Reverse Stock Split and Authorized Share Reduction will both be abandoned. If our stockholders approve the Reverse Stock Split Proposal at this special meeting, no further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split or the Authorized Share Reduction.
If approved by our stockholders, the Reverse Stock Split Proposal would permit, but would not require, the board of directors to effect a Reverse Stock Split of our common stock issued and outstanding or held in treasury by a ratio of 1-for-8, 1-for-10, 1-for-12, 1-for-15, 1-for-20 or 1-for-25, with the final ratio to be set in the discretion of the board of directors, without further stockholder approval, in the manner described herein (such final ratio the “Reverse Stock Split Ratio”). If the Reverse Stock Split is effected, we would contemporaneously effect the Authorized Share Reduction which would reduce the total number of authorized shares of our common stock from 2,000,000,000 to 1,000,000,000. The par value per share of our common stock would remain unchanged at $0.0001. The following description of the proposed amendments is a summary and is subject to the full text of each of the proposed Reverse Stock Split Amendments, a form of which is attached to this Proxy Statement as Annex A. See “Implementation of the Reverse Stock Split-Effect on Common Stock” below for more information.
The board of directors has recommended approval for the Reverse Stock Split Proposal primarily to provide the board of directors with authority to effect a reverse stock split to maintain our listing on the NYSE. However, we cannot provide assurance that a reverse stock split would achieve its intended or desired benefits, and we strongly encourage you to review the discussion below under “Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction.”

Reasons for the Reverse Stock Split
Meet Certain Continued Listing Requirements of the NYSE.
Our common stock and publicly traded warrants currently trade on the NYSE. The NYSE has requirements for our equity securities to remain listed on the NYSE, including the Listing Rule which provides that a company will be considered to be below compliance standards if the average closing price of a security falls below $1.00 over a period of 30 consecutive trading days. On March 6, 2024 we received Notice that the Company did not satisfy the continued listing standard set forth in the Listing Rule as the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period. We were automatically provided with a six-month period to regain compliance with the Listing Rule. To regain compliance, on the last trading day of any calendar month during the cure period, we must have (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month, in addition to otherwise satisfying the NYSE’s requirements for listing. In the event that at the expiration of the six-month cure period, both a $1.00 closing share price on the last trading day of the cure period and a $1.00 average closing share price over the 30 trading-day period ending on the last trading day of the cure period are not attained, NYSE will commence suspension and delisting procedures. By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from the NYSE.
Our board of directors has considered the potential harm to our Company and our stockholders should the NYSE delist our common stock. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the “pink sheets,” are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. The liquidity and market prices of our publicly traded warrants could also be adversely affected. Delisting would also constitute an event of default under certain of our debt instruments, which would require us to expend cash to repay debt or replace letters of credit. It could cause other adverse consequences, such as difficulties in raising capital and in providing stock-based incentives to attract and retain personnel. Delisting could also impair our reputation and our relationships. In addition, our common stock could be deemed to be a “penny stock,” which could result in reduced levels of trading in our common stock, and we would also become subject to additional State securities regulations in connection with any sales of our securities. The board of directors believes that the Reverse Stock Split is a potentially effective means for us to increase the per share market price of our common stock and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the NYSE by producing the immediate effect of increasing the bid price of our common stock.
To Potentially Improve the Marketability and Liquidity of our Common Stock.
Our board of directors believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.
Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company.
We believe that the Reverse Stock Split and an increase in our stock price may make our common stock more attractive to a broader range of institutional and other investors. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, which reduces the number of potential purchasers of our common stock. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Further, lower-priced stocks have a perception in the investment community as being riskier and more speculative, which may negatively impact not only the price of our common stock, but also our market liquidity.

Reasons for the Reduction in the Authorized Number of Shares of Common Stock
As a matter of Delaware law, implementation of the Reverse Stock Split does not require a change in the total number of shares of our common stock authorized under the Certificate. However, the proposed reduction in the total number of authorized shares of our common stock is designed to reduce certain of our costs. In addition, our board of directors believes that after the Authorized Share Reduction, the number of shares of common stock available for future issuance is sufficient for current anticipated future needs.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction
There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure you that the Reverse Stock Split will produce or maintain the desired results. However, our board of directors believes that the benefits to us and our stockholders outweigh the risks and recommends that you vote in favor of the Reverse Stock Split Proposal.
We cannot assure you that the proposed Reverse Stock Split, if effected, will increase our stock price. There can be no assurance that the total market capitalization of our common stock (the aggregate value of all of our outstanding common stock at the then market price) after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split, or that the per share market price of our common stock following the Reverse Stock Split will either equal or exceed the current per share market price.
The closing sale price of our common stock on the NYSE was $0.76 per share on the record date. We expect that the Reverse Stock Split, if effected, will increase the per share trading price of our common stock. However, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. The effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of such reverse stock split. Accordingly, the total market capitalization of our common stock and the Company after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, and it is possible that the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks.
Reducing the number of outstanding shares of our common stock through the Reverse Stock Split, if we decide to proceed with the Reverse Stock Split, is intended, absent other factors, to increase the per share trading price of our common stock. However, even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the benefits that we anticipate, that the per share trading price of our common stock will increase following the Reverse Stock Split or that the per share trading price of our common stock will not decrease in the future. Although no assurances are possible concerning the trading price of our common stock if the Reverse Stock Split is effected or concerning future fluctuations in the market price of our common stock after the Reverse Stock Split, based on such price, our intention in determining the Reverse Stock Split Ratio to be reflected in the Reverse Stock Split is that such ratio will result in an increase in the per share market price of our common stock immediately after the Reverse Stock Split, although whether the price of our common stock is sufficient or is maintained for a sufficient period of time depends in part on the ratio of the Reverse Stock Split and future fluctuations in the price of our common stock.
The proposed Reverse Stock Split may reduce the liquidity of our common stock and result in higher transaction costs.
The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will likely increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. While our board of directors believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not improve as a result of the Reverse Stock Split and could be adversely affected by a higher per share price. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.
Determination of Reverse Stock Split Ratio
In determining the reverse stock split ratio to be implemented (if any), we expect that the board of directors will consider factors, including:
•the projected impact of the reverse stock split ratio on our ability to continue our common stock’s listing on the NYSE;
•the prevailing stock market conditions, general economic conditions and other conditions prevailing in our industry;
•our market capitalization (including the number of outstanding shares of our common stock);
•our common stock price prior to the Reverse Stock Split, and the expected trading price and volume of our common stock following the Reverse Stock Split; and
•the factors described above under the heading “Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction.”
The board of directors will consider the conditions, information and circumstances existing at the time when it determines whether to implement a Reverse Stock Split and, if it decides to implement a Reverse Stock Split, which of the Reverse Stock Split Ratios approved by stockholders to use. We believe that granting the board of directors the authority to choose the Reverse Stock Split Ratio among a series of ratios approved by stockholders is essential because it allows the board of directors to take the above factors, among others, into consideration and to react to changing market conditions.
If the board of directors decides to implement the Reverse Stock Split, we will make a public announcement regarding the Reverse Stock Split Ratio selected by the Board.
Implementation of the Reverse Stock Split Ratio
If stockholder approval of the Reverse Stock Split Proposal is obtained, the board of directors retains the discretion to effect, or not to effect, the Reverse Stock Split and the Authorized Share Reduction at any time prior to the Anniversary Date. The Company will not effect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa. If the board of directors, in its discretion, determines to effect the Reverse Stock Split and Authorized Share Reduction, then the board of directors will determine which Reverse Stock Split Amendment to effect and will abandon the remaining Reverse Stock Split Amendments. The Reverse Stock Split and Authorized Share Reduction would be implemented by filing one of the Reverse Stock Split Amendments with the Delaware Secretary of State, which would be effective immediately upon filing or at such time as the Company may specify at the time of filing (the “Effective Time”). By approving the Reverse Stock Split Approval, you will approve each of the Reverse Stock Split Amendments, subject to the discretion of the board of directors to abandon all of them or all but one.
If the board of directors, in its discretion, determines not to effect the Reverse Stock Split and Authorized Share Reduction prior to the Anniversary Date, the Reverse Stock Split Amendments will be abandoned and may not be effected without further stockholder approval. If our stockholders approve the Reverse Stock Split Proposal at the special meeting, no further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split or the Authorized Share Reduction. By voting in favor of the approval of the Reverse Stock Split Proposal, each stockholder is expressly also authorizing the board of directors to determine not to proceed with, and to abandon, the Reverse Stock Split Amendments if it should so decide.
Principal Effects of the Implementation of the Reverse Stock Split
If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued shares of common stock and other securities exercisable or exchangeable for, or convertible into, common stock. Any fractional shares of common stock that would otherwise be issuable as a result of the Reverse Stock Split will be paid out in cash as described below under “Mechanics of the Reverse Stock Split.” The Reverse Stock Split will affect all shares of common stock uniformly and (subject to the treatment of fractional shares) will not affect any stockholder’s percentage ownership interest in the Company or any stockholder’s proportionate voting power.
Under the Certificate, our authorized capital stock currently consists of 2,000,000,000 shares of common stock, par value $0.0001 per share, and 200,000,000 shares of preferred stock, par value $0.0001 per share. At the Effective Time, based on which, if any, of the approved reverse stock split ratios is ultimately selected by the board of directors, the total number of authorized shares of our common stock will be reduced from 2,000,000,000 to 1,000,000,000. The total number of authorized shares of preferred stock will not be reduced and would remain at 200,000,000 shares. The par value per share of our common stock and preferred stock would remain unchanged at $0.0001 after the Reverse Stock Split and the Authorized Share Reduction.
Effect on Common Stock
If approved by our stockholders at the special meeting and implemented by the board of directors, in its discretion, the principal effects of the Reverse Stock Split Amendment on holders of common stock would be that:
•the issued and outstanding shares of common stock owned by a stockholder (or held by the Company in treasury) will be combined into a lower number of shares of Common Stock based on the Reverse Stock Split Ratio, with any fractional shares being treated as described under “Mechanics of the Reverse Stock Split-Fractional Shares” below;
•the total number of issued and outstanding shares of Common Stock (or shares held by the Company in treasury) would be reduced based on the Reverse Stock Split Ratio, with any fractional shares being treated as described under “Mechanics of the Reverse Stock Split-Fractional Shares” below; and
•the number of authorized shares of common stock will be contemporaneously reduced from 2,000,000,000 to 1,000,000,000.
Tabular Illustration of Effect of the Reverse Stock Split and Authorized Share Reduction
The following table contains approximate information, based on share information as of the record date, relating to our common stock based on the Reverse Stock Split and Authorized Share Reduction and assuming that the Reverse Stock Split Amendments are approved by stockholders at the special meeting and implemented by the board of directors, in its discretion. The table below sets forth, for illustrative purposes only, certain effects of potential Reverse Stock Split ratios of between 1-for-8, 1-for-10, 1-for-12, 1-for-15, 1-for-20 or 1-for-25, including on our shares reserved for future issuance pursuant to outstanding warrants and stock options and pursuant to our Plans (as defined below), and the effect of the Authorized Share Reduction.

	Pre-Reverse Stock Amendment	Post-Reverse Stock Split Amendment
		Reverse Stock Split Ratio:
		1-for-8	1-for-10	1-for-12	1-for-15	1-for-20	1-for-25
Authorized shares
Authorized Common Stock	2,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000
Authorized Preferred Stock	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000
Total authorized shares	2,200,000,000	1,200,000,000	1,200,000,000	1,200,000,000	1,200,000,000	1,200,000,000	1,200,000,000

Shares issued and outstanding
Common Stock	176,822,039	22,102,754	17,682,203	14,735,169	11,788,135	8,841,101	7,072,881
Preferred Stock	—	—	—	—	—	—	—
Treasury Stock	—	—	—	—	—	—	—
Total shares issued and outstanding	176,822,039	22,102,754	17,682,203	14,735,169	11,788,135	8,841,101	7,072,881

Shares of Common Stock reserved for issuance upon exercise of warrants	29,151,075	3,643,884	2,915,107	2,429,256	1,943,405	1,457,553	1,166,043

Shares of Common Stock reserved for issuance upon exercise or settlement of plan awards
Pursuant to stock options	2,538,543	317,317	253,854	211,545	169,236	126,927	101,541
Pursuant to restricted stock units	19,963,805	2,495,475	1,996,380	1,663,650	1,330,920	998,190	798,552
Total shares of Common Stock reserved for issuance upon exercise or settlement of plan awards	22,502,348	2,812,792	2,250,234	1,875,195	1,500,156	1,125,117	900,093

Shares of Common Stock available for future issuance under Plans*	5,130,700	641,337	513,070	427,558	342,046	256,535	205,228

Total shares of Common Stock issued or reserved for future issuance	233,606,162	29,200,770	23,360,616	19,467,180	15,573,744	11,680,308	9,344,246

Shares of Common Stock authorized, but not issued or reserved for future issuance	1,966,393,838	245,799,229	196,639,383	163,866,153	131,092,922	98,319,691	78,655,753
* Consists of shares available for future issuance under our 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan.
Effect on Equity Compensation Plans and Outstanding Equity Awards
If approved by our stockholders at the special meeting and implemented by the board of directors, in its discretion, the principal effects of the Reverse Stock Split Amendment on the holders of the restricted stock units and other securities granted or issued and outstanding under the Energy Storage Systems, Inc. 2014 Equity Incentive Plan, as amended, 2021 Equity Incentive Plan, and 2021 Employee Stock Purchase Agreement (together, the “Plans”) would be that:
•RSUs and Other Equity-Based Awards - The number of shares issuable under outstanding RSUs and all other outstanding equity-based awards would be reduced proportionately by the Reverse Stock Split Ratio and any applicable market-based performance metrics for any RSUs would be adjusted accordingly; and

•Shares Available for Issuance under the Plans - The number of shares of common stock authorized for future issuance under our Plans would be reduced proportionately and other similar adjustments would be made under the Plans.
Effect on Warrants
The outstanding warrants to purchase shares of our common stocks (collectively, our “Warrants”) will be proportionately adjusted to reflect the Reverse Stock Split, including the number of shares purchasable upon exercise of the Warrants and their exercise prices.
Accounting Matters
The Reverse Stock Split Amendment will not affect the par value of our common stock, which will remain at $0.0001 per share. As a result, the stated capital on our balance sheet attributable to common stock, which consists of the par value per share of common stock multiplied by the aggregate number of shares of common stock issued as of the date of such balance sheet, will be reduced in proportion to the Reverse Stock Split Ratio upon implementation (subject to minor adjustments in respect of the treatment of fractional shares). Our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently issued shares of common stock, will be credited with the corresponding amount by which the stated capital is reduced. Our total stockholders’ equity, in the aggregate, will remain unchanged as a result of the Reverse Stock Split and Authorized Share Reduction. The shares of our common stock held in treasury will also be reduced proportionally based on the Reverse Stock Split Ratio. After the implementation of the Reverse Stock Split, our net income or net loss per share and the net book value per share of common stock will increase, as compared to the per share amounts absent the Reverse Stock Split, because there will be fewer shares of common stock outstanding. All historic and per share amounts in our financial statements and related footnotes (for periods after the Reverse Stock Split and, on a pro forma basis, for periods prior to the Reverse Stock Split) in future SEC filings will be revised to reflect the Reverse Stock Split.
No Impact on Preferred Stock
The Reverse Stock Split and Authorized Share Reduction will not change the number of authorized shares of preferred stock under the Certificate. Likewise, the Reverse Stock Split Amendment will not impact the ability of the Company to issue preferred stock in the future.
Mechanics of the Reverse Stock Split
Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)
Upon the Reverse Stock Split, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.
Effect on Registered “Book-Entry” Holders of Common Stock
Stockholders may hold some or all of their common stock electronically in book-entry form with our transfer agent, Computershare Inc. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.
Effect on Holders of Stock Certificates
Stockholders may hold stock certificates representing some or all of their common stock. As of the Effective Time, each certificate representing pre-split shares of common stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-reverse stock split shares of common stock as a result and at the time of the Reverse Stock Split. If applicable to you, as soon as practicable after the Effective Time, our transfer agent, Computershare Inc., will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by the Company.
 Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share that would otherwise result from the Reverse Stock Split because the stockholder owns a number of shares not evenly divisible by the ratio would instead settle in cash. The cash amount to be paid to each holder of shares of common stock would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the trading day immediately preceding the Effective Time (as adjusted to give effect to the Reverse Stock Split), without interest. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.
Stockholders should be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.
Continued SEC Reporting Requirements and NYSE Stock Listing
After the Effective Time, ESS Tech, Inc. would continue to be subject to periodic reporting and other requirements under the Exchange Act, and the Company's common stock and public warrants would continue to be listed on the NYSE under the symbol “GWH” and “GWH.W,” respectively.
New CUSIP Numbers
After the Effective Time, the post-Reverse Stock Split shares of common stock would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities. We do not currently expect that the Company's public warrants will require a new CUSIP number after the Effective Time.
No Going-Private Transaction
Neither the Reverse Stock Split nor the Authorized Share Reduction is intended to be a first step in a series of steps leading to a “going private transaction” pursuant to Rule 13e-3 under the Exchange Act. Implementing the Reverse Stock Split and Authorized Share Reduction would not be reasonably likely to result in, and would not have a purpose to, produce a “going private” effect.
Anticipated Impact on Dividend
The Company has not historically paid dividends to stockholders. Although the board of directors reserves the right to change the Company’s dividend policy in the future, the board of directors does not currently anticipate that the Reverse Stock Split, if implemented by the board of directors, in its discretion, will result in a change to the Company’s dividend policy.
No Appraisal or Dissenters’ Rights
Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.
Material U.S. Federal Income Tax Considerations of the Reverse Stock Split
The following discussion is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to U.S. stockholders (as defined below) but does not purport to be a complete analysis of all potential tax effects that may be relevant to U.S. stockholders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986 (the

“Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a U.S. stockholder. We have not sought, and will not seek, any ruling from the IRS or an opinion of tax counsel with respect to the matters discussed herein. The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split is not binding on the IRS or the courts. Accordingly, each U.S. stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Reverse Stock Split.
This summary is limited to U.S. stockholders who hold shares of our common stock prior to the Reverse Stock Split (“Old Shares”) and the shares of our common stock immediately after the Reverse Stock Split (“New Shares”) as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. stockholder. In addition, it does not address consequences relevant to U.S. stockholders that are subject to particular rules, including:
•persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;
•persons whose functional currency is not the U.S. dollar;
•persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•persons who are former U.S. citizens or long-term residents;
•persons who are not U.S. stockholders;
•banks, insurance companies, and other financial institutions;
•mutual funds, real estate investment trusts or regulated investment companies;
•brokers, dealers, or traders in securities;
•partnerships, other entities or arrangements treated as partnerships for U.S. federal income tax purposes, and other pass-through entities (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons who hold or receive our common stock (including any restricted shares of our common stock) pursuant to the exercise of any employee stock options or otherwise as compensation;
•persons who are subject to special tax accounting rules under Section 451(b) of the Code;
•persons who hold our common stock as “qualified small business stock” pursuant to Section 1202 of the Code; and
•tax-qualified retirement plans.
As noted above, this discussion is limited to stockholders that are U.S. stockholders. For purposes of this discussion, a “U.S. stockholder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
In addition, the following discussion does not address the tax consequences of the Reverse Stock Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split. The following discussion also does not address any U.S. federal income or other tax consequences that may affect non-U.S. stockholders that participate in the Reverse Stock Split, including the potential for any U.S.

withholding taxes that may be imposed on any cash paid in lieu of a fractional New Share (potentially at up to a 30% rate, or such lower rate as may be specified by an applicable income tax treaty).
ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAX JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Stockholders
The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. If so treated, in general, and except as described below with respect to cash in lieu of fractional shares, no gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange, or deemed exchange, of Old Shares for New Shares pursuant to the Reverse Stock Split. Accordingly, the aggregate tax basis of the New Shares received in the Reverse Stock Split should be the same as such stockholder's aggregate tax basis in the Old Shares being exchanged (excluding the portion of the tax basis allocable to any fractional share), and the holding period for the New Shares received should include the holding period for the Old Shares being exchanged. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. Stockholders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.
Cash in Lieu of Fractional Shares
In general, a U.S. stockholder who receives cash in lieu of a fractional share of New Shares pursuant to the Reverse Stock Split will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having sold such fractional share for cash. Such a U.S. stockholder should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. stockholder’s tax basis in the Old Shares being exchanged that is allocated to the fractional share of New Shares. The capital gain or loss should be long term capital gain or loss if the U.S. stockholder’s holding period for such Old Shares being exchanged that is allocated to the fractional share of New Shares exceeded one year at the effective time of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. U.S. stockholders are advised to consult their tax advisors regarding the tax treatment of their receipt of cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split.
Special rules under Section 302 of the Code may apply to cause all or a portion of the cash received in lieu of a fractional share to be taxable as a distribution under Section 301 of the Code (rather than as a sale or exchange) with respect to certain shareholders who own more than a minimal amount of common stock or who exercise more than a minimal degree of voting or other type of control over the affairs of the Company. Shareholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
Information Reporting and Backup Withholding
Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share of New Shares pursuant to the Reverse Stock Split, unless a U.S. stockholder is an exempt recipient. In addition, U.S. stockholders may be subject to a backup withholding tax (at the current applicable rate of 24%) on the payment of such cash if they do not provide their taxpayer identification numbers and complete an IRS Form W-9 in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. stockholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Vote Required
The approval of the Reverse Stock Split Proposal requires that the votes cast for the Reverse Stock Split Proposal exceed the votes cast against the Reverse Stock Split Proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Broker non-votes and abstentions will have no effect on the vote on this proposal. However, because this proposal is considered a routine proposal, we do not expect any broker non-votes with respect to this proposal.

Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this proxy statement that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s intent to solicit approval of the Reverse Stock Split Proposal, the timing of any reverse stock split, the potential benefits of a reverse stock split, including but not limited to possible increased investor interest, continued listing on the NYSE and the potential for a higher stock price, the intended income tax treatment of the reverse stock split, the timing and effects of the proposed amendments to our Certificate, and any assumptions underlying any of the foregoing. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.
Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of important factors, including, but not limited to, the following: the risk that any reverse stock split may not result in an increase in our common stock price or that we may be unable to maintain our listing on NYSE, and the other risks set forth above under “Proposal No. 1 - Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction.” For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K that we have filed with the SEC, and our subsequent filings with the SEC. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of June 30, 2024 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 176,822,039 shares of our common stock outstanding as of June 30, 2024. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of June 30, 2024 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days June 30, 2024, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o ESS Tech, Inc., 26440 SW Parkway Ave., Bldg. 83, Wilsonville, Oregon 97070.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
SB Energy Global Holdings One Ltd. (1)	35,954,722	20.3
Entities affiliated with Honeywell International Inc. (2)	34,169,102	19.3
Breakthrough Energy Ventures, LLC (3)	18,559,329	10.5
Entities affiliated with Pangaea Ventures III LLC (4)	10,996,302	6.2
Cycle Capital Fund III, L.P. (5)	9,205,314	5.2

Named Executive Officers and Directors:
Eric Dresselhuys (6)	756,303	*
Anthony Rabb (7)	177,706	*
Craig Evans(8)	7,904,715	4.5
Raffi Garabedian (9)	318,448	*
Rich Hossfeld (10)	12,500	*
Michael R. Niggli (11)	2,063,619	1.2
Sandeep Nijhawan	—	—
Harry Quarls (12)	361,728	*
Kyle Teamey (13)	173,609	*
Alexi Wellman (14)	173,574	*
All directors and executive officers as a group (9 persons) (15)	4,037,487	2.3
___________________________
*Represents less than 1%.
(1)Based on the Schedule 13D/A filed by SB Energy Global Holdings One Ltd. (“Holdings One”) on November 17, 2021. The securities are held directly by Holdings One, a wholly owned subsidiary of SB Energy Global Holdings Limited (“Holdings Limited”), which is a wholly owned subsidiary of SoftBank Group Capital Ltd (“SBGC”), which is a wholly owned subsidiary of SoftBank Group Corp. (“Softbank”). Each of Holdings Limited, SBGC and SoftBank may be deemed to indirectly beneficially own the shares of common stock directly beneficially owned by Holdings One. Each of Holdings Limited, SBGC and SoftBank disclaim beneficial ownership of all such shares of common stock, except to the extent of their respective pecuniary interest. The address for SB Energy Global Holdings One Ltd. is 69 Grosvenor Street, London, W1K 3JP, United Kingdom. The address of SoftBank is 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan.

(2)Based on the Schedule 13G filed by Honeywell International Inc. (“Honeywell”) on September 25, 2023. Consists of (i) 16,491,754 shares owned by Honeywell ACS Ventures LLC, a wholly owned subsidiary of Honeywell (“Honeywell Ventures”), (ii) a warrant held by Honeywell Ventures to purchase 10,631,633 shares, which warrant is exercisable within 60 days of June 30, 2024, (iii) a warrant held by Honeywell Ventures to purchase 6,269,955 shares, which warrant is exercisable within 60 days of June 30, 2024, and (iv) a warrant held by UOP LLC, a wholly owned subsidiary of Honeywell (“UOP”), to purchase 775,760 shares, which warrant is exercisable within 60 days of June 30, 2024. The address for each of Honeywell, Honeywell Ventures and UOP is 855 S. Mint Street, Charlotte, NC 28202.
(3)Based on the Schedule 13D/A filed by Breakthrough Energy Ventures, LLC and Breakthrough Energy Investments, LLC on November 22, 2021. The shares are held directly by Breakthrough Energy Ventures, LLC. Breakthrough Energy Investments, LLC serves as manager of Breakthrough Energy Ventures, LLC. By reason of such relationship, Breakthrough Energy Investments, LLC may be deemed to share voting and dispositive power over the common stock listed as beneficially owned by Breakthrough Energy Ventures, LLC. Breakthrough Energy Investments, LLC disclaims beneficial ownership of all such shares, except to the extent of its pecuniary interest. The address for each of Breakthrough Energy Ventures, LLC and Breakthrough Energy Investments, LLC is 250 Summer Street, 4th Floor, Boston, Massachusetts 02210.
(4)Based on the Schedule 13G/A filed by Pangaea Ventures Fund III, LP on January 31, 2024. Consists of (i) 10,529,630 shares held by Pangaea Ventures Fund III, LP, (ii) 139,481 shares held by Pangaea Partners LLC, (iii) 56,891 shares held by Vicap LLC (“Vicap”), (iv) 190,000 shares held by Monoc Capital Ltd. ("Monoc"), (v) 13,000 warrants underlying shares held by The Erickson Family Trust (the “Erickson Trust”), (vi) 31,000 shares held by the Erickson Trust, (vii) 10,000 shares held by Chris Erickson’s spouse, (viii) 16,300 shares held by Chris Erickson’s daughter, and (ix) 10,000 shares held by Chris Erickson’s other daughter. Pangaea Venture Funds III, LP is managed by its general partner, Pangaea Ventures III LLC (“Pangaea GP”). Pangaea GP is managed and controlled by Vicap, PSee Ventures LLC and Monoc, which are owned and controlled by Chris Erickson, Purnesh Seegopaul and Andrew Haughian, respectively. Chris Erickson and Andrew Haughian share voting and dispositive control over the shares held by Pangaea Partners LLC. Chris Erickson serves as trustee of the Erickson Trust and has sole voting and dispositive power with respect to the shares owned by the Erickson Trust. Chris Erickson shares dispositive power over the shares held directly by each of his spouse and his daughters pursuant to the respective proxy of attorney and, as such, may be deemed to be a beneficial owner of such shares. The address for each of these entities and individuals is c/o Pangaea Ventures III LLC, 5080 North 40th Street, Unit 105, Phoenix, Arizona 85018.
(5)Based on the Schedule 13G/A filed by Cycle Capital Fund III, L.P. on February 14, 2024. The shares are held directly by Cycle Capital Fund III, L.P. The general partner of Cycle Capital Fund III, L.P. is Cycle Capital III, L.P. The general partner of Cycle Capital III, L.P. is Cycle Capital Management III Inc. Andrée-Lise Methot and Claude Vachet, as the sole officers and directors of Cycle Capital Management III Inc., can be deemed to share beneficial ownership over the shares held by Cycle Capital Fund III, L.P. Cycle Capital III, L.P., and Cycle Capital Management III Inc. Andrée-Lise Methot and Claude Vachet disclaim beneficial ownership of all such shares, except to the extent of their respective pecuniary interest. The address for each of the Cycle Capital entities, Andrée-Lise Methot and Claude Vachet is 100 Sherbrooke West, Suite 1610, Montreal, Québec, Canada H3A 3G4.
(6)Consists of (i) 492,425 shares and (ii) options to purchase 263,878 shares exercisable within 60 days of June 30, 2024.
(7)Consists of 177,706 shares.
(8)Consists of (i) 5,332,700 shares held by Mr. Evans, (ii) options to purchase 215,762 shares exercisable within 60 days of June 30, 2024 held by Mr. Evans, (iii) 2,021,272 shares held by Dr. Julia Song, Mr. Evans’s spouse, and (iv) options to purchase 334,981 shares exercisable within 60 days of June 30, 2024 held by Dr. Song.
(9)Consists of (i) 189,727 shares and (ii) options to purchase 128,721 shares exercisable within 60 days of June 30, 2024.
(10)Consists of 12,500 shares.
(11)Consists of (i) 749,194 shares held by Mr. Niggli, (ii) 227,407 shares held by the Michael R. Niggli Family Trust to which Mr. Niggli is the trustee, (iii) 85,228 shares held by the Chloe D Niggli 2021 Gift Trust to which Mr. Niggli is the trustee, (iv) 85,228 shares held by the Ian M Niggli 2021 Gift Trust to which Mr. Niggli is the trustee, (v) 85,228 shares held by the Lorelei A Niggli 2021 Gift Trust to which Mr. Niggli is the trustee, (vi) 85,228 shares held by the Michael R Jr Niggli 2021 Gift Trust to which Mr. Niggli is the trustee, (vii) 324,991 shares held by the Linda Naviaux Niggli Trust to which Linda Naviaux Niggli is the trustee who is the spouse of Mr. Niggli, (viii) 81,110 shares held by the John Naviaux Gift Trust to which Ms. Niggli is the trustee, (ix) 81,110 shares held by the James Naviaux Gift Trust to which Ms. Niggli is the trustee, (x) 81,110 shares held by the Laura C Sturr Gift Trust to which Ms. Niggli is the trustee, and (xi) options to purchase 177,785 shares exercisable within 60 days of June 30, 2024 held by Mr. Niggli.
(12)Consists of (i) 300,000 shares and (ii) options to purchase 61,728 shares exercisable within 60 days of June 30, 2024.
(13)Consists of 173,609 shares.
(14)Consists of 173,574 shares.
(15)Consists of (i) 3,405,375 shares and (ii) options to purchase 632,112 shares exercisable within 60 days of June 30, 2024.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2025 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2025 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 6, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
ESS Tech, Inc.
Attention: Corporate Secretary
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2025 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Pacific time, on January 17, 2025, and
•no later than 5:00 p.m., Pacific time, on February 16, 2025.
In the event that we hold our 2025 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, which was held on May 17, 2024, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of our 2025 annual meeting, and
•no later than 5:00 p.m., Pacific time, on the later of the 90th day prior to the day of our 2025 annual meeting or, if the first public announcement of the date of our 2025 annual meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal or nominate a director at an annual meeting of stockholders does not appear in person or through a qualified representative of the stockholder to present his, her or its proposal or nomination at such annual meeting, then we are not required to present the proposal or nomination for a vote at such annual meeting.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
* * *
The board of directors does not know of any other matters to be presented at the special meeting. If any additional matters are properly presented at the special meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the special meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Wilsonville, Oregon
_____, 2024

Annex A

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
ESS TECH, INC.

ESS Tech, Inc., a Delaware corporation (the “Company”), hereby certifies as follows:
1. The name of the Company is ESS Tech, Inc. and the Company was first formed on July 21, 2020, under the laws of the Cayman Islands, under the name “ACON S2 Acquisition Corp.”
2. The Company filed a certificate of domestication on October 8, 2021 pursuant to which it domesticated as a Delaware corporation and changed its name to “ESS Tech, Inc.”
3. The terms and provisions of this Certificate of Amendment (this “Certificate of Amendment”) of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors of the Company (the “Board”) and by the stockholders of the Company. This Certificate of Amendment hereby amends the Certificate of Incorporation as set forth below.
4. Section 1 of Article IV of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
“Section 1. Effective immediately upon the filing and effectiveness of the Certificate of Amendment to the Certificate of Incorporation adding this paragraph (the “Reverse Stock Split Effective Time”), each [[8] [10] [12] [15] [20] or [25]]1 shares of Common Stock (as defined below), that were issued and outstanding or held in treasury as of immediately prior to the Reverse Stock Split Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Company or any holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for Common Stock, in each case in accordance with the terms thereof. No fractional shares shall be issued upon the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash in lieu of such fractional share interests, in an amount equal to the product obtained by multiplying (a) the fraction of one share owned by the stockholder by (b) the closing stock price on the New York Stock Exchange (or, if the Common Stock is no longer trading on the New York Stock Exchange, on the principal trading market therefor) of the Common Stock on the trading day immediately preceding the Reverse Stock Split Effective Time (as adjusted to give effect to the Reverse Stock Split), without interest. Each certificate that immediately prior to the Reverse Stock Split Effective Time represented shares of Common Stock (the “Old Certificates”) shall, until surrendered to the Company in exchange for a certificate representing such new number of shares of Common Stock, automatically represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.
This Company is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Company shall have authority to issue is 1,200,000,000 shares, of which 1,000,000,000 shares are Common Stock, $0.0001 par value per share (the “Common Stock”), and (b) 200,000,000 shares are Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).”
1 These amendments approve the combination of 8, 10, 12, 15, 20 or 25 shares of Common Stock into one (1) share of Common Stock and a reduction in the number of shares of Common Stock authorized under the existing Certificate of Incorporation, as amended, from 2,000,000,000 to 1,000,000,000. By these amendments, the stockholders would approve each of the six (6) amendments proposed by the Board of Directors. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board of Directors to be in the best interests of the Company and its stockholders. The reverse stock split ratio (of either 1-for-8, 1-for-10, 1-for-12, 1-for-15, 1-for-20 or 1-for-25) selected by the Board of Directors for inclusion in such amendment is referred to as the “Reverse Stock Split Ratio.” In accordance with the proposal to be adopted by the stockholders, the Board of Directors will not implement any amendment providing for a different reverse stock split ratio. The other five (5) proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board of Directors may also elect not to effect any reverse stock split and reduction in number of authorized shares, in which case all six (6) proposed amendments will be abandoned.

5. This Certificate of Amendment shall become effective on [_______], 202__ at [______] Eastern Time.
[signature page follows]

IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been duly executed by an authorized officer of the Company on [_______], 202_.
ESS TECH, INC.

[Name of officer]
[Title]

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V54982-S93662 For Against Abstain ! !!1. To authorize and approve proposed amendments to our certificate of incorporation to effect, at the discretion of the board of directors, a reverse stock split of all of the shares of our common stock that are issued and outstanding or held in treasury at a ratio of 1-for-8, 1-for-10, 1-for-12, 1-for-15, 1-for-20 or 1-for-25 and reduce the authorized number of shares of our common stock from 2,000,000,000 to 1,000,000,000. NOTE: In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the meeting or any adjournment, postponement or continuation thereof. The Board of Directors recommends you vote FOR the following proposal: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTEw ESS TECH, INC. 26440 SW PARKWAY AVE., BLDG. 83 WILSONVILLE, OREGON 97070 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on August 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GWH2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on August 22, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ESS TECH, INC. PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

V54983-S93662 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. ESS TECH, INC. Special Meeting of Stockholders August 23, 2024 8:00 AM, Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Eric Dresselhuys and Anthony Rabb, or either of them, as proxies, each with the power to appoint his substitute, and with the power of resubstitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ESS TECH, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on August 23, 2024 at 8:00 AM, Pacific Time, at www.virtualshareholdermeeting.com/GWH2024SM, and any adjournment, postponement or continuation thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side